UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

ROPER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-12273	51-0263969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2160 Satellite Blvd., Suite 200

Duluth, Georgia

(Address of principal executive offices)

30097

(Zip Code)

(770) 495-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2006, Roper Industries, Inc. (the “Company”) filed a certificate with the Secretary of State of the State of Delaware to terminate the Certificate of Designation, Preferences and Rights of Series A Preferred Stock, previously filed with the Secretary of State of the State of Delaware on January 10, 1996. As a result of the filing of the certificate, the Company will have 2,000,000 shares of preferred stock, $0.01 par value per share; authorized with none outstanding, in addition to its authorized shares of common stock. The Board of Directors has the authority to issue the undesignated preferred stock in one or more series, fix the rights, preferences, privileges, and restrictions granted to or imposed on such shares and fix the number of shares constituting any series and the designation of such series.

The Series A Preferred Stock had been authorized in connection with the Rights Agreement between Roper Industries, Inc. and SunTrust Bank, Atlanta, Inc. as Rights Agent, dated as of January 8, 1996 (the “Rights Agreement”). The Rights Agreement expired on January 8, 2006.

A copy of the certificate is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – Not applicable

(b)	Pro Forma financial information – Not applicable

(c)	Exhibits –

Exhibit No.	Description
3.1	Certificate Eliminating References to the Company’s Series A Preferred Stock from the Certificate of Incorporation of Roper Industries, Inc. dated November 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary

Date: November 17, 2006

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